Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2017

ALISO VIEJO, CA  – October 30, 2017 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the third quarter ended September 30, 2017.

Third Quarter 2017 Operational Results (as compared to Third Quarter 2016):

•	Net income, which includes the impairment recognized on the Company’s Houston hotels along with other noncash items, decreased 56.7% to $17.1 million.
•	Income attributable to common stockholders per diluted common share decreased 68.8% to $0.05.
•	26 Hotel Comparable Portfolio RevPAR increased 2.0% to $179.10.
•

26 Hotel Comparable Portfolio Adjusted EBITDA Margin,  excluding prior year property tax adjustments, net decreased 50 basis points to 31.3%. Excluding the Wailea Beach Resort, due to its extensive repositioning during the third quarter of 2016, the Hotel Comparable Portfolio Adjusted EBITDA Margin, excluding prior year property tax adjustments, net would have decreased by 120 basis points.

•	Adjusted EBITDA decreased 0.4% to $87.6 million.
•	Adjusted FFO attributable to common stockholders per diluted share decreased 6.1% to $0.31.

John Arabia,  President and Chief Executive Officer, stated, “We are pleased with the performance of our portfolio in the third quarter, which exceeded our expectations despite short-term disruption from the recent hurricanes. Our repositioned hotels in Boston and Wailea continue to gain market share and deliver sizable growth. Furthermore, better-than-expected results from several of our hotels, including those in New York City, San Francisco and Portland, combined with incremental ancillary revenue, resulted in higher-than-anticipated quarterly profits. We have effectively maintained our full-year guidance as the stronger-than-anticipated financial results produced in the third quarter are expected to offset the short-term profit loss stemming from the recent hurricanes.”

UNAUDITED SELECTED STATISTICAL AND FINANCIAL DATA

($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	Change		2017	2016	Change

Net Income	$17.1	$39.4	(56.7)%		$132.3	$106.4	24.4%
Income Attributable to Common Stockholders per Diluted Share	$0.05	$0.16	(68.8)%		$0.52	$0.41	26.8%

26 Hotel Comparable Portfolio RevPAR Growth (1)	$179.10	$175.66	2.0%		$174.94	$169.43	3.3%
27 Hotel Pro Forma Portfolio RevPAR (2)	$178.23				$174.89

26 Hotel Comparable Portfolio Occupancy (1)	85.6%	86.0%	(40)	bps	83.4%	83.7%	(30)	bps
26 Hotel Comparable Portfolio ADR (1)	$209.23	$204.26	2.4%		$209.76	$202.43	3.6%

26 Hotel Comparable Portfolio Adjusted EBITDA Margin (1) (3)	31.3%	31.8%	(50)	bps	31.2%	30.6%	60	bps
27 Hotel Pro Forma Portfolio Adjusted EBITDA Margin (2) (3)	31.2%				31.2%

Adjusted EBITDA	$87.6	$87.9	(0.4)%		$259.4	$250.9	3.4%
Adjusted FFO Attributable to Common Stockholders	$70.4	$71.1	(1.0)%		$208.5	$198.6	5.0%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.31	$0.33	(6.1)%		$0.94	$0.92	2.2%

(1)	The 26 Hotel Comparable Portfolio includes all 27 hotels owned by the Company as of September 30, 2017, excluding the Oceans Edge Hotel & Marina acquired in July 2017.
(2)

The 27 Hotel Pro Forma Portfolio includes the 26 Hotel Comparable Portfolio, plus both prior ownership results and the Company’s results for the Oceans Edge Hotel & Marina acquired in July 2017. The newly-developed hotel opened in January 2017; therefore, there is no prior year information.

(3)	Both the 26 Hotel Comparable Portfolio and 27 Hotel Pro Forma Portfolio Adjusted EBITDA Margins exclude prior year property tax adjustments, net.

Disclosures regarding the non-GAAP financial measures in this release are included on pages 6 through 8. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 11 through 15 of this release.

The Company’s actual results for the quarter ended September 30, 2017 compare to its guidance originally provided as follows:

Metric	Quarter Ended September 30, 2017 Guidance (1)	Adjustments (2)	Adjusted Prior Third Quarter 2017 Guidance	Quarter Ended September 30, 2017 Actual Results (unaudited)	Performance Relative to Adjusted Prior Guidance Midpoint
Net Income ($ millions)	$34 to $37	- $1	$32 to $36	$17	- $17
26 Hotel Comparable Portfolio RevPAR Growth	- 0.5% to + 1.5%	―	- 0.5% to + 1.5%	2.0%	+ 1.5%
Adjusted EBITDA ($ millions)	$83 to $86	- $1	$82 to $85	$88	+ $4
Adjusted FFO Attributable to Common Stockholders ($ millions)	$66 to $69	- $1	$66 to $69	$70	+ $3
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.29 to $0.31	―	$0.29 to $0.31	$0.31	+ $0.01
Diluted Weighted Average Shares Outstanding	224,700,000	―	224,700,000	224,600,000	- 100,000

(1)	Represents guidance presented on August 1, 2017.
(2)

Adjustments reflect the actual operations impact of Hurricane Irma on the Oceans Edge Hotel & Marina, excluding restoration costs included in repairs and maintenance, which have been added back to Adjusted EBITDA and Adjusted FFO attributable to common stockholders.

Recent Developments

Hurricanes Harvey and Irma Update

As previously disclosed, four of the Company’s hotels were impacted to varying degrees in the third quarter of 2017 by Hurricanes Harvey and Irma: the Hilton North Houston; the Marriott Houston; the Oceans Edge Hotel & Marina; and the Renaissance Orlando at SeaWorld®. The Company maintains customary property, casualty, environmental, flood and business interruption insurance at all of its hotels, the coverage of which is subject to certain limitations including higher deductibles in the event of a named storm.

The Company’s two Houston hotels remained open during Hurricane Harvey; however, they both sustained wind-driven rain infiltration and water damage within some of the guestrooms, meeting space and public areas. The Company is evaluating its ability to submit claims at each of the Houston hotels for portions of the restoration expenses incurred. For the Houston hotels, the Company accrued combined hurricane-related restoration expense of $0.9 million as of September 30, 2017, which is included in repairs and maintenance expense in the Company’s consolidated statements of operations for the three and nine months ended September 30, 2017.

The Oceans Edge Hotel & Marina closed on September 7, 2017, following a mandatory evacuation order in the Florida Keys, and partially reopened on September 27, 2017. The property sustained limited damage as a result of Hurricane Irma, and the hotel was able to reopen all guestrooms on October 19, 2017. The deductibles related to property damage at the Oceans Edge Hotel & Marina are structured on a building-by-building basis, none of which sustained enough damage to exceed their deductibles. At September 30, 2017, the Company accrued hurricane-related restoration expense of $0.7 million for the Oceans Edge Hotel & Marina, which is included in repairs and maintenance expense in the Company’s consolidated statements of operations for the three and nine months ended September 30, 2017.

The Renaissance Orlando at SeaWorld® hotel in Orlando, Florida remained open and operational during Hurricane Irma and sustained minimal damage. At September 30, 2017, the Company accrued hurricane-related restoration expense of $0.1 million for the Renaissance Orlando at SeaWorld®, which is included in repairs and maintenance expense in the Company’s consolidated statements of operations for the three and nine months ended September 30, 2017.

The approximately $1.6 million of restoration expense included in repairs and maintenance related to the aforementioned hotels has been added back to Adjusted EBITDA and Adjusted FFO attributable to common stockholders.  Additionally, the Company expects approximately $1.9 million of capital improvements as a result of damage sustained in the recent hurricanes, the majority of which will be incurred and capitalized over the remainder of the year.

Should the Company incur additional hurricane-related costs in the future at any of these four hotels, additional expenses will be recognized as they are incurred.

In addition, the Company expects to file a claim under its business interruption insurance policy for business profits lost at the Oceans Edge Hotel & Marina as a result of the damage suffered by Hurricane Irma. Once the claim is settled with the Company’s insurance carriers,  the payments, if any, will be recorded in the period or periods in which they are received.

Impairment Loss

In the aftermath of Hurricane Harvey, combined with continued operational declines due to weakness in the Houston market, and in accordance with the Property, Plant and Equipment Topic of the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”), the Company identified indicators of impairment and reviewed its two Houston hotels for possible impairment. Based on each hotel’s undiscounted cash flow analysis, which took into account each hotel’s expected cash flow from operations, anticipated holding period and estimated proceeds from disposition, the Company determined that neither hotel’s carrying value was fully recoverable. As such, on October 27, 2017, the Company’s Board of Directors approved the recording of a total noncash impairment charge of $34.4 million, including $27.1 million for the Hilton North Houston and $7.3 million for the Marriott Houston, which is included in impairment loss on the Company’s consolidated statements of operations for both the three and nine months ended September 30, 2017.

Balance Sheet/Liquidity Update

As of September  30, 2017, the Company had $538.1 million of cash and cash equivalents, including restricted cash of $71.5 million. A portion of the unrestricted cash balance is expected to be used to pay the Company’s fourth quarter catch-up cash dividend, if any, which may include net taxable gains from asset sales.

As of September 30, 2017, the Company had total assets of $3.9 billion, including $3.2 billion of net investments in hotel properties, total consolidated debt of $992.1 million and stockholders’ equity of $2.6 billion.

Capital Improvements

The Company invested $22.0 million into capital improvements of its portfolio during the three months ended September 30, 2017.  In 2017, the Company expects to invest approximately $115 million to $125 million into its portfolio, which includes the final payments for the Wailea Beach Resort repositioning completed at the end of 2016, as well as capitalized investments related to recent hurricane damage.

2017 Outlook

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account the impact of any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions, dispositions, re-brandings, management changes, transition costs, noncash impairment expense, changes in deferred tax assets or valuation allowances, severance costs associated with restructuring hotel services, uninsured property losses, early lease termination costs,  prior year property tax assessments or credits, debt repurchases/repayments, or unannounced financings during 2017.

For the fourth quarter of 2017, the Company expects:

Metric	Quarter Ended December 31, 2017 Guidance (1)
Net Income ($ millions)	$20 to $25
26 Hotel Comparable Portfolio RevPAR Growth (2)	+ 0.5% to + 2.5%
Adjusted EBITDA ($ millions)	$72 to $76
Adjusted FFO Attributable to Common Stockholders ($ millions)	$54 to $58
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.24 to $0.26
Diluted Weighted Average Shares Outstanding	224,800,000

For the full year of 2017, the Company expects:

Metric	Prior Full Year 2017 Guidance (3)	Adjustments (4)	Adjusted Prior Full Year 2017 Guidance	Current Full Year 2017 Guidance (1)	Change in Full Year 2017 Guidance Midpoint
Net Income ($ millions)	$170 to $186	- $4	$165 to $181	$153 to $157	- $18
26 Hotel Comparable Portfolio RevPAR Growth (2)	+ 1.5% to + 3.5%	―	+ 1.5% to + 3.5%	+ 2.25% to + 3.25%	+ 0.25%
Adjusted EBITDA ($ millions)	$325 to $340	- $4	$321 to $336	$331 to $335	+ $4
Adjusted FFO Attributable to Common Stockholders ($ millions)	$258 to $274	- $4	$254 to $270	$263 to $267	+ $3
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$1.16 to $1.23	- $0.02	$1.14 to $1.21	$1.18 to $1.20	+ $0.01
Diluted Weighted Average Shares Outstanding	222,500,000	―	222,500,000	222,500,000	―

(1)	See pages 13 and 14 for detailed reconciliations of Net Income to non-GAAP financial measures.
(2)	The Oceans Edge Hotel & Marina is excluded from the guidance for RevPAR Growth as it did not open until January 2017.
(3)	Represents guidance presented on August 1, 2017.
(4)

Adjustments reflect the full year anticipated operations impact of Hurricane Irma at the Oceans Edge Hotel & Marina, excluding restoration costs included in repairs and maintenance, which have been added back to Adjusted EBITDA and Adjusted FFO attributable to common stockholders.

Fourth quarter and full year 2017 guidance are based in part on the following assumptions:

•	Full year 26 Hotel Comparable Portfolio RevPAR guidance is benefiting approximately 200 basis points from the completed repositioning at the Wailea Beach Resort.
•	Full year 26 Hotel Comparable Portfolio Adjusted EBITDA Margin change of approximately + 20 to + 60 basis points.
•	Full year corporate overhead expense (excluding deferred stock amortization and one-time expenses related to any acquisition closing costs) of approximately $20.7 million to $21.1 million.
•	Full year amortization of deferred stock compensation expense of approximately $8.0 million.

•

Full year interest expense of approximately $53.9 million to $54.1 million, including approximately $2.3 million in amortization of deferred financing fees, approximately $1.9 million of capital lease obligation interest and $4.9 million of noncash interest expense.

•	Full year total preferred dividends of $12.8 million, which includes the Series E and Series F cumulative redeemable preferred stock.

Dividend Update

As previously disclosed, the Company expects to declare a fourth quarter “catch-up” dividend to holders of record on December 31, 2017 of approximately $0.50 to $0.60 per share of common stock, payable in January 2018. The fourth quarter “catch-up” dividend is expected to be paid in cash. The Company expects to declare the final amount of its fourth quarter “catch-up” dividend in December 2017. The fourth quarter “catch-up” dividend could be impacted by any future asset sales that may result in a taxable gain or loss, or a material change in expected operations performance. The level of any future quarterly dividends will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

On October 27, 2017, the board of directors declared cash dividends of $0.434375 per share payable to its Series E cumulative redeemable preferred stockholders and $0.403125 per share payable to its Series F cumulative redeemable preferred stockholders. The dividends will be paid on January  15, 2018 to stockholders of record as of December 31, 2017.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the guidance or other information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter 2017 financial results on October 31, 2017, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-323-794-2551 and reference conference code 7129813 to listen to the call live. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of October 30, 2017 has interests in 27 hotels comprised of 13,202 rooms. Sunstone’s hotels are primarily in the urban and resort upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by producing superior long-term returns through the ownership of long-term relevant lodging real estate. Our values include transparency, trust, ethical conduct, honest communication and discipline. As demand for lodging generally fluctuates with the overall economy, we seek to own hotels that will maintain a high appeal with travelers over long periods of time and will generate economic earnings materially in excess of recurring capital requirements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,”  “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession, changes in the European Union or global economic slowdown, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; terrorist attacks or civil unrest,  which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; severe weather events or other natural disasters; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of October 30, 2017, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization, or EBITDA; Adjusted EBITDA (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders;  Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDA; and hotel Adjusted EBITDA margin.  These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders,  hotel Adjusted EBITDA and hotel Adjusted EBITDA margin as calculated by us, may not be comparable to other companies that do not define such terms exactly the same as the Company does. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and Adjusted EBITDA are commonly used measures of performance in many industries. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also believe the use of EBITDA and Adjusted EBITDA facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. In addition, certain covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions.

Historically, we have adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, amortization of lease intangibles, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of “FFO applicable to common shares.” This may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDA and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDA or Adjusted FFO attributable to common stockholders:

•

Amortization of favorable and unfavorable contracts:  we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable and unfavorable tenant lease contracts, as applicable, recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Wailea Beach Resort. We exclude the noncash amortization of favorable and unfavorable contracts because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

•

Noncash ground rent: we exclude the noncash expense incurred from straight-lining our ground lease obligations as this expense does not reflect the actual rent amounts due to the respective lessors in the current period and is of lesser significance in evaluating our actual performance for the current period.

•

Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•

Acquisition costs: under GAAP, costs associated with completed acquisitions that meet the FASB’s definition of a business in accordance with the Business Combinations Topic of the Accounting Standards Codification are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

•	Noncontrolling interest: we deduct the noncontrolling partner’s pro rata share of any EBITDA or FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership.

•

Cumulative effect of a change in accounting principle:  from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

•

Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; prior year property tax assessments or credits; property-level restructuring, severance and management transition costs; lease terminations; uninsured losses; and any gains or losses we have recognized on sales or redemptions of assets other than real estate investments.

In addition, to derive Adjusted EBITDA we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels. We also include an adjustment for the cash ground lease expenses recorded on the ground lease at the Courtyard by Marriott Los Angeles and the building lease at the Hyatt Centric Chicago Magnificent Mile. We have determined that both of these leases are capital leases, and, therefore, we include a portion of the capital lease payments each month in interest expense. We include an adjustment for ground lease expense on capital leases in order to more accurately reflect the actual rent due to both hotels’ lessors in the current period, as well as the operating performance of both hotels.  We  also exclude the effect of gains and losses on the disposition of depreciable assets and any impairments on our assets because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect its market value.

To derive Adjusted FFO attributable to common stockholders,  we also exclude the noncash interest on our derivatives and capital lease obligations, as well as changes to deferred tax assets or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments. We believe that these items are not reflective of our ongoing finance costs.

In presenting hotel  Adjusted EBITDA and hotel  Adjusted EBITDA margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDA results in a more accurate presentation of the hotel Adjusted EBITDA margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Our 26 Hotel Comparable Portfolio is comprised of all 27 hotels we owned as of September 30, 2017, excluding the Oceans Edge Hotel & Marina as the newly-developed hotel was not open until January 2017.  We believe that providing comparable hotel data is useful to us and to investors in evaluating our operating performance because this measure helps us and investors evaluate and compare the results of our operations from period to period by removing the fluctuations caused by any acquisitions or dispositions, as well as by those hotels that we classify as held for sale, those hotels that are undergoing a material renovation or repositioning and those hotels whose room counts have materially changed during either the current or prior year. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Our 27 Hotel Pro Forma Portfolio is comprised of the 26 Hotel Comparable Portfolio, as well as both our results and the prior owner’s results for the Oceans Edge Hotel & Marina acquired in July 2017. We obtained prior ownership information from the Oceans Edge Hotel & Marina’s previous owner during the due diligence period before acquiring the hotel. We performed a limited review of the information as part of our analysis of the acquisition. Previously disclosed prior ownership information has been updated to reflect what we believe are more accurate results generated by the marina. We caution you not to place undue reliance on the prior ownership information.

Reconciliations of net income to EBITDA, Adjusted EBITDA, FFO attributable to common stockholders and Adjusted FFO attributable to common stockholders are set forth on pages 11 and 12. Reconciliations and the components of hotel Adjusted EBITDA and hotel  Adjusted EBITDA margin are set forth on page 15.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$466,519	$369,537
Restricted cash	71,546	67,923
Accounts receivable, net	44,838	39,337
Inventories	1,236	1,225
Prepaid expenses	10,518	10,489
Assets held for sale, net	—	79,113
Total current assets	594,657	567,624

Investment in hotel properties, net	3,235,053	3,158,219
Deferred financing fees, net	1,566	4,002
Other assets, net	23,221	9,389

Total assets	$3,854,497	$3,739,234

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$30,730	$36,110
Accrued payroll and employee benefits	23,020	24,896
Dividends and distributions payable	14,474	119,847
Other current liabilities	47,601	39,869
Current portion of notes payable, net	9,161	184,929
Liabilities of assets held for sale	—	3,153
Total current liabilities	124,986	408,804

Notes payable, less current portion, net	977,634	746,374
Capital lease obligations, less current portion	26,756	15,574
Other liabilities	29,774	36,650
Total liabilities	1,159,150	1,207,402

Commitments and contingencies	—	—

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
6.95% Series E Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at September 30, 2017 and December 31, 2016, stated at liquidation preference of $25.00 per share	115,000	115,000
6.45% Series F Cumulative Redeemable Preferred Stock, 3,000,000 shares issued and outstanding at September 30, 2017 and December 31, 2016, stated at liquidation preference of $25.00 per share	75,000	75,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 225,321,660 shares issued and outstanding at September 30, 2017 and 220,073,140 shares issued and outstanding at December 31, 2016	2,253	2,201
Additional paid in capital	2,677,251	2,596,620
Retained earnings	912,881	786,901
Cumulative dividends and distributions	(1,136,119)	(1,092,952)
Total stockholders' equity	2,646,266	2,482,770
Noncontrolling interest in consolidated joint venture	49,081	49,062
Total equity	2,695,347	2,531,832

Total liabilities and equity	$3,854,497	$3,739,234

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues
Room	$215,768	$217,672	$629,788	$629,145
Food and beverage	68,821	68,899	222,943	221,431
Other operating	19,320	16,733	50,717	49,180
Total revenues	303,909	303,304	903,448	899,756
Operating expenses
Room	54,433	54,624	160,282	160,185
Food and beverage	49,262	49,174	150,768	154,042
Other operating	4,256	4,328	12,120	12,516
Advertising and promotion	14,953	15,015	44,810	45,285
Repairs and maintenance	12,882	10,876	34,645	33,139
Utilities	8,331	8,252	22,844	23,114
Franchise costs	9,431	9,408	27,367	27,402
Property tax, ground lease and insurance	21,399	20,944	63,477	61,941
Other property-level expenses	34,511	35,003	105,015	107,698
Corporate overhead	7,233	6,392	21,585	19,918
Depreciation and amortization	39,719	40,442	120,051	121,169
Impairment loss	34,427	—	34,427	—
Total operating expenses	290,837	254,458	797,391	766,409
Operating income	13,072	48,846	106,057	133,347
Interest and other income	1,027	283	2,597	1,127
Interest expense	(17,008)	(11,136)	(41,341)	(47,018)
Loss on extinguishment of debt	—	—	(4)	(259)
Gain on sale of assets	—	—	45,474	18,223
(Loss) income before income taxes and discontinued operations	(2,909)	37,993	112,783	105,420
Income tax benefit	12,991	1,434	12,541	959
Income from continuing operations	10,082	39,427	125,324	106,379
Income from discontinued operations	7,000	—	7,000	—
Net income	17,082	39,427	132,324	106,379
Income from consolidated joint venture attributable to noncontrolling interest	(2,169)	(2,053)	(6,344)	(5,358)
Preferred stock dividends and redemption charge	(3,208)	(3,207)	(9,622)	(12,756)
Income attributable to common stockholders	$11,705	$34,167	$116,358	$88,265

Basic and diluted per share amounts:
Income from continuing operations attributable to common stockholders	$0.02	$0.16	$0.49	$0.41
Income from discontinued operations	0.03	—	0.03	—
Basic and diluted income attributable to common stockholders per common share	$0.05	$0.16	$0.52	$0.41

Basic and diluted weighted average common shares outstanding	224,142	215,413	221,140	214,565

Distributions declared per common share	$0.05	$0.05	$0.15	$0.15

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income	$17,082	$39,427	$132,324	$106,379
Operations held for investment:
Depreciation and amortization	39,719	40,442	120,051	121,169
Amortization of lease intangibles	63	62	189	189
Interest expense	17,008	11,136	41,341	47,018
Income tax benefit	(12,991)	(1,434)	(12,541)	(959)
Noncontrolling interest:
Income from consolidated joint venture attributable to noncontrolling interest	(2,169)	(2,053)	(6,344)	(5,358)
Depreciation and amortization	(660)	(872)	(2,147)	(2,607)
Interest expense	(523)	(424)	(1,468)	(1,251)
EBITDA	57,529	86,284	271,405	264,580

Operations held for investment:
Amortization of deferred stock compensation	1,848	1,539	6,188	5,616
Amortization of favorable and unfavorable contracts, net	20	327	215	342
Noncash ground rent	(281)	465	(841)	1,413
Capital lease obligation interest - cash ground rent	(575)	(351)	(1,277)	(1,053)
Loss (gain) on sale of assets, net	14	8	(45,736)	(18,226)
Loss on extinguishment of debt	—	—	4	259
Impairment loss	34,427	—	34,427	—
Hurricane-related uninsured losses	1,649	—	1,649	—
Closing costs - completed acquisition	355	—	729	—
Prior year property tax adjustments, net	(448)	(239)	(549)	(4,279)
Property-level restructuring, severance and management transition costs	—	18	—	1,578
Lease termination costs	—	—	—	1,000
Noncontrolling interest:
Noncash ground rent	72	(113)	217	(338)
Discontinued operations:
Gain on sale of assets	(7,000)	—	(7,000)	—
	30,081	1,654	(11,974)	(13,688)

Adjusted EBITDA	$87,610	$87,938	$259,431	$250,892

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to FFO  Attributable to Common Stockholders and

Adjusted FFO  Attributable to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income	$17,082	$39,427	$132,324	$106,379
Preferred stock dividends and redemption charge	(3,208)	(3,207)	(9,622)	(12,756)
Operations held for investment:
Real estate depreciation and amortization	39,611	40,296	119,691	120,715
Amortization of lease intangibles	63	62	189	189
Loss (gain) on sale of assets, net	14	8	(45,736)	(18,226)
Impairment loss	34,427	—	34,427	—
Noncontrolling interest:
Income from consolidated joint venture attributable to noncontrolling interest	(2,169)	(2,053)	(6,344)	(5,358)
Real estate depreciation and amortization	(660)	(872)	(2,147)	(2,607)
Discontinued operations:
Gain on sale of assets	(7,000)	—	(7,000)	—
FFO attributable to common stockholders	78,160	73,661	215,782	188,336

Operations held for investment:
Amortization of favorable and unfavorable contracts, net	20	327	215	342
Noncash ground rent	(281)	465	(841)	1,413
Noncash interest on derivatives and capital lease obligations, net	4,534	(1,374)	4,883	7,810
Loss on extinguishment of debt	—	—	4	259
Hurricane-related uninsured losses	1,649	—	1,649	—
Closing costs - completed acquisition	355	—	729	—
Prior year property tax adjustments, net	(448)	(239)	(549)	(4,279)
Property-level restructuring, severance and management transition costs	—	18	—	1,578
Lease termination costs	—	—	—	1,000
Noncash income tax benefit	(13,628)	(1,596)	(13,628)	(1,596)
Preferred stock redemption charge	—	—	—	4,052
Noncontrolling interest:
Noncash ground rent	72	(113)	217	(338)
Noncash interest related to loss on derivative	(1)	—	(5)	—
	(7,728)	(2,512)	(7,326)	10,241

Adjusted FFO attributable to common stockholders	$70,432	$71,149	$208,456	$198,577

FFO attributable to common stockholders per diluted share	$0.35	$0.34	$0.97	$0.88

Adjusted FFO attributable to common stockholders per diluted share	$0.31	$0.33	$0.94	$0.92

Basic weighted average shares outstanding	224,142	215,413	221,140	214,565
Shares associated with unvested restricted stock awards	428	288	329	165
Diluted weighted average shares outstanding	224,570	215,701	221,469	214,730

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Fourth Quarter 2017

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Quarter Ended
	December 31, 2017
	Low	High

Net income	$20,300	$24,800
Depreciation and amortization	39,100	39,000
Amortization of lease intangibles	100	100
Interest expense	12,700	12,500
Income tax provision	400	400
Noncontrolling interest	(2,100)	(2,300)
Amortization of deferred stock compensation	1,900	1,900
Noncash ground rent	(300)	(300)
Capital lease obligation interest - cash ground rent	(600)	(600)
Adjusted EBITDA	$71,500	$75,500

Reconciliation of Net Income to Adjusted FFO  Attributable to Common Stockholders

Net income	$20,300	$24,800
Preferred stock dividends	(3,200)	(3,200)
Real estate depreciation and amortization	38,900	38,800
Amortization of lease intangibles	100	100
Noncontrolling interest	(1,600)	(1,800)
Noncash ground rent	(300)	(300)
Adjusted FFO attributable to common stockholders	$54,200	$58,400

Adjusted FFO attributable to common stockholders per diluted share	$0.24	$0.26

Diluted weighted average shares outstanding	224,800	224,800

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2017

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Year Ended
	December 31, 2017
	Low	High

Net income	$152,800	$157,200
Depreciation and amortization	159,100	159,100
Amortization of lease intangibles	300	300
Interest expense	54,100	53,900
Income tax benefit	(12,200)	(12,200)
Noncontrolling interest	(11,800)	(12,000)
Amortization of deferred stock compensation	8,000	8,000
Amortization of favorable and unfavorable contracts, net	200	200
Noncash ground rent	(1,100)	(1,100)
Capital lease obligation interest - cash ground rent	(1,900)	(1,900)
Gain on sale of assets, net	(52,700)	(52,700)
Impairment loss	34,400	34,400
Hurricane-related uninsured losses	1,600	1,600
Closing costs - completed acquisition	700	700
Prior year property tax adjustments, net	(500)	(500)
Adjusted EBITDA	$331,000	$335,000

Reconciliation of Net Income to Adjusted FFO  Attributable to Common Stockholders

Net income	$152,800	$157,200
Preferred stock dividends	(12,800)	(12,800)
Real estate depreciation and amortization	158,600	158,500
Amortization of lease intangibles	300	300
Noncontrolling interest	(10,000)	(10,000)
Amortization of favorable and unfavorable contracts, net	200	200
Noncash ground rent	(1,100)	(1,100)
Noncash interest on derivatives and capital lease obligations, net	4,900	4,900
Gain on sale of assets, net	(52,700)	(52,700)
Impairment loss	34,400	34,400
Hurricane-related uninsured losses	1,600	1,600
Closing costs - completed acquisition	700	700
Prior year property tax adjustments, net	(500)	(500)
Noncash income tax benefit	(13,600)	(13,600)
Adjusted FFO attributable to common stockholders	$262,800	$267,100

Adjusted FFO attributable to common stockholders per diluted share	$1.18	$1.20

Diluted weighted average shares outstanding	222,500	222,500

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

26 Hotel Comparable Portfolio Adjusted EBITDA and Margins

(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

26 Hotel Comparable Portfolio Adjusted EBITDA Margin (1)	31.5%	31.9%	31.3%	31.1%
26 Hotel Comparable Portfolio Adjusted EBITDA Margin, excluding prior year property tax adjustments, net (2)	31.3%	31.8%	31.2%	30.6%

Total revenues	$303,909	$303,304	$903,448	$899,756
Non-hotel revenues (3)	(22)	210	(62)	(10)
Total Actual Hotel Revenues	303,887	303,514	903,386	899,746
Non-comparable hotel (4)	(1,848)	—	(1,848)	—
Sold hotel revenues (5)	—	(11,210)	(9,981)	(38,650)
Total 26 Hotel Comparable Portfolio Revenues	$302,039	$292,304	$891,557	$861,096

Net income	$17,082	$39,427	$132,324	$106,379
Non-hotel revenues (3)	(22)	210	(62)	(10)
Non-hotel operating expenses, net (6)	(740)	306	(1,621)	940
Property-level restructuring, severance and management transition costs (7)	—	18	—	1,578
Lease termination costs (7)	—	—	—	1,000
Hurricane-related uninsured losses (8)	1,649	—	1,649	—
Corporate overhead	7,233	6,392	21,585	19,918
Depreciation and amortization	39,719	40,442	120,051	121,169
Impairment loss	34,427	—	34,427	—
Interest and other income	(1,027)	(283)	(2,597)	(1,127)
Interest expense	17,008	11,136	41,341	47,018
Loss on extinguishment of debt	—	—	4	259
Gain on sale of assets	—	—	(45,474)	(18,223)
Income tax benefit	(12,991)	(1,434)	(12,541)	(959)
Discontinued operations	(7,000)	—	(7,000)	—
Actual Hotel Adjusted EBITDA	95,338	96,214	282,086	277,942
Non-comparable hotel Adjusted EBITDA (4)	(202)	—	(202)	—
Sold hotel Adjusted EBITDA (5)	—	(2,908)	(3,165)	(10,173)
26 Hotel Comparable Portfolio Adjusted EBITDA	95,136	93,306	278,719	267,769
Prior year property tax adjustments, net (9)	(448)	(239)	(549)	(4,279)
26 Hotel Comparable Portfolio Adjusted EBITDA, excluding prior year property tax adjustments, net	$94,688	$93,067	$278,170	$263,490

* Footnotes on page  16

(1)	26 Hotel Comparable Portfolio Adjusted EBITDA Margin is calculated as 26 Hotel Comparable Portfolio Adjusted EBITDA divided by Total 26 Hotel Comparable Portfolio Revenues.
(2)

26 Hotel Comparable Portfolio Adjusted EBITDA Margin, excluding prior year property tax adjustments, net is calculated as 26 Hotel Comparable Portfolio Adjusted EBITDA, excluding prior year property tax adjustments, net divided by Total 26 Hotel Comparable Portfolio Revenues.

(3)

Non-hotel revenues include the amortization of favorable and unfavorable tenant lease contracts recorded in conjunction with the Company's acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Wailea Beach Resort.

(4)

Non-comparable hotel includes hotel revenues and Adjusted EBITDA generated during the Company's ownership period for the Oceans Edge Hotel & Marina, acquired in July 2017. The newly-developed hotel is considered non-comparable as it was not opened until January 2017.

(5)

Sold hotel includes hotel revenues and Adjusted EBITDA generated during the Company's ownership period for Marriott Park City, the Fairmont Newport Beach and the Sheraton Cerritos, sold in June 2017, February 2017 and May 2016, respectively.

(6)

Non-hotel operating expenses, net include the following: the amortization of lease intangibles; the amortization of a favorable management agreement; noncash ground rent; and capital lease obligation interest - cash ground rent.

(7)

Property-level restructuring, severance and management transition costs for the three months ended September 30, 2016 include the following severance costs: Marriott Boston Long Wharf $45,000; Renaissance Washington DC $(10,000); and Wailea Beach Resort $(17,000). Property-level restructuring, severance and management transition costs for the nine months ended September 30, 2016 include the following severance costs: Hilton Times Square $0.5 million; Hyatt Regency San Francisco $0.9 million; Marriott Boston Long Wharf $45,000; Renaissance Washington DC $(10,000); and Wailea Beach Resort $0.1 million. Lease termination costs for the nine months ended September 30, 2016 include $1.0 million at the Wailea Beach Resort.

(8)

Hurricane-related uninsured losses for both the three and nine months ended September 30, 2017 include the following costs: a total of $0.9 million at the two Houston hotels; $0.7 million at the Oceans Edge Hotel & Marina; and $0.1 million at the Renaissance Orlando at SeaWorld®.

(9)

Prior year property tax adjustments, net for the three months ended September 30, 2017 and 2016 exclude the additional net benefit of $0.4 million and $0.2 million, respectively. Prior year property tax adjustments, net for the nine months ended September 30, 2017 and 2016 exclude the additional net benefit of $0.5 million and $4.3 million, respectively.